Exhibit 23.3

Consent of BDO USA, LLP
Independent Registered Public Accounting Firm

RLJ Entertainment, Inc.
Silver Spring, Maryland

We hereby consent to the use in this Registration Statement of our report dated March 19, 2014, relating to the consolidated financial statements of RLJ Entertainment, Inc., which are contained in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ BDO USA, LLP

Los Angeles, California

July 9, 2015